Exhibit 99.2

BusinessWire

June 29, 2017

D.R. HORTON AND FORESTAR ANNOUNCE MERGER AGREEMENT TO CREATE A LEADING NATIONAL LAND DEVELOPMENT COMPANY

Nation’s Largest Homebuilder to Acquire 75% of Forestar for $17.75 per share; Forestar Terminates Previous Merger Agreement with Starwood Capital Group

Positions Forestar to Become a Leading Publicly-Traded National Land Developer with Significant Growth Potential

Accelerates D.R. Horton’s Strategy Expanding Use of Land Developers and Lot Options

ARLINGTON and AUSTIN, Texas - D.R. Horton, Inc. (NYSE: DHI) (“D.R. Horton”), America’s Builder, and Forestar Group Inc. (NYSE: FOR) (“Forestar”) today announced the execution of a definitive merger agreement under which D.R. Horton will acquire 75% of the currently outstanding shares of Forestar for $17.75 per share in cash.

“We are pleased to have reached this agreement with Forestar,” said Donald R. Horton, Chairman of the Board of D.R. Horton.  “The acquisition of a majority ownership position in Forestar advances D.R. Horton’s stated strategy by increasing our access to high-quality optioned land and lot positions and creates strategic alignment between these companies.  Forestar’s shareholders meaningfully benefit by receiving a superior and immediate cash premium for their shares, while also having the opportunity to retain a substantial stake in a company we are committed to growing into a leading residential land development platform with national scale.”

“Forestar is pleased to announce this transformational agreement with D.R. Horton, America’s largest homebuilder.  This transaction is expected to create additional value for shareholders of both companies, and to enable Forestar to become a leading national land developer,” said Phillip J. Weber, Chief Executive Officer of Forestar. “Aligning Forestar’s resources with D.R. Horton’s strong demand for finished lots, extensive network of markets, land acquisition and development professionals and land seller and business relationships is expected to accelerate our growth and enhance our operating efficiency and returns. By remaining a public company, Forestar expects to maintain access to capital to support the increasing scale of the business.”

Strategic Rationale

As the nation’s largest homebuilder, D.R. Horton has tremendous demand for finished lots and is projected to close approximately 45,000 homes in fiscal year 2017. However, D.R. Horton is committed to owning no more than a two- to three-year supply of lots and supplementing its land pipeline through lot purchase agreements with land developers. This transaction is consistent with its stated long-term strategy of developing strong relationships with land developers across the country and growing the optioned portion of its land and lot position to enhance both operational efficiency and returns.  The strategic agreement with Forestar provides D.R. Horton a unique platform to accelerate this strategy.

Most land developers lack the scale and access to capital to consistently supply D.R. Horton with a meaningful portion of lots across its national footprint. Strategic alignment with D.R. Horton’s network of markets, experienced team and land seller and business relationships will rapidly accelerate Forestar’s growth.

As the controlling shareholder in Forestar, D.R. Horton will look to guide the strategic direction and drive the operational execution to maximize the future value potential of Forestar.  Over the longer term as Forestar achieves the goal of becoming a leading national land developer, D.R. Horton currently intends to gradually reduce its ownership position in Forestar and increase the public float of Forestar stock.

Transaction Details

The transaction will be effected through a merger of a newly formed, wholly-owned subsidiary of D.R. Horton with Forestar (the “Merger”).  The Merger will have a cash election feature in which Forestar stockholders will have the right to elect, for each share of common stock held, either to receive $17.75 per share in cash as merger consideration, or to retain such share of the surviving entity (the “Forestar Successor”).  Cash and stock elections will be prorated, as appropriate, such that 75% of the shares of Forestar common stock outstanding before the Merger are converted into the $17.75 per share cash consideration. Following the Merger, D.R. Horton will own approximately 75% of the outstanding Forestar Successor shares, and existing stockholders will own approximately 25% of the outstanding Forestar Successor shares.  Forestar will remain a public company, and its common stock will continue to trade on the NYSE under the symbol “FOR”.

D.R. Horton has the cash and other immediately available capital to fund the approximately $560 million cash consideration. The transaction is expected to be accretive to D.R. Horton’s fiscal 2018 earnings.

Management and Operations

Under the terms of the agreement, Forestar will operate as a public company led by Donald Tomnitz, former CEO of D.R. Horton, as Executive Chairman, and members of the current Forestar management team. Forestar’s headquarters will remain in Austin.

As detailed in the Master Supply Agreement, both companies will proactively identify land development opportunities to expand Forestar’s platform in its current markets and across D.R. Horton’s broad national footprint. D.R. Horton plans to acquire a large portion of the lots Forestar develops at market prices from newly identified land acquisition opportunities.

Timeframe to Completion

The transaction is expected to close in the fourth calendar quarter of 2017 subject to the approval of Forestar shareholders and other customary closing conditions.

Advisors

Moelis & Company is serving as financial advisor to D.R. Horton in connection with this transaction, and Gibson, Dunn & Crutcher LLP is serving as legal counsel.  JMP Securities LLC is acting as financial advisor to Forestar, and Skadden, Arps, Slate, Meagher & Flom LLP is serving as legal advisor.

About D.R. Horton, Inc.

D.R. Horton, Inc., America’s Builder, has been the largest homebuilder by volume in the United States for fifteen consecutive years. Founded in 1978 in Fort Worth, Texas, D.R. Horton has operations in 78 markets in 26 states across the United States and closed 43,075 homes in the twelve-month period ended March 31, 2017. The Company is engaged in the construction and sale of high-quality homes through its diverse brand portfolio that includes D.R. Horton, Emerald Homes, Express Homes and Freedom Homes ranging from $100,000 to over $1,000,000. D.R. Horton also provides mortgage financing and title services for homebuyers through its mortgage and title subsidiaries.

About Forestar Group Inc.

Forestar is a residential and mixed-use real estate development company. At first quarter-end 2017, it owned directly or through ventures interests in 49 residential and mixed-use projects comprised of approximately 4,400 acres of real estate located in 10 states and 14 markets. In addition, it owned interests in various other assets that have been identified as non-core that the company is divesting opportunistically over time. At first quarter-end 2017, the remaining non-core assets principally include 19,000 acres of timberland and undeveloped land (including mitigation banking), four multifamily assets and approximately 20,000 acres of groundwater leases in central Texas. Forestar operates in three business segments: real estate, mineral resources and other. Forestar’s internet address is www.forestargroup.com.

Forward-Looking Statements

Portions of this document may constitute “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Although D.R. Horton and Forestar believe any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. All forward-looking statements are based upon information available to D.R. Horton and Forestar on the date this release was issued. Neither D.R. Horton nor Forestar undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  Some forward-looking statements discuss D.R. Horton’s and Forestar’s plans, strategies and intentions.  They use words such as “expects,” “may,” “will,” “believes,” “should,” “would,” “could,” “approximately,” “anticipates,” “estimates,” “targets,” “intends,” “likely,” “projects,” “positioned,” “strategy,” “future,” and “plans.”  In addition, these words may use the positive or negative or other variations of those terms.  Forward-looking statements in this press release include, but are not limited to, statements regarding the expected effects on D.R. Horton and Forestar of the proposed Merger, and Master Supply Agreement, the anticipated timing and benefits of the Merger and related transactions, including future financial and operating results, and D.R. Horton’s and Forestar’s plans, objectives, expectations and intentions. Forward-looking statements also include all other statements in this press release that are not historical facts.

Factors that may cause the actual results to be materially different from the future results expressed by the forward-looking statements include, but are not limited to: Forestar’s ability to obtain requisite approval from its stockholders, D.R. Horton’s and Forestar’s ability to satisfy the conditions to closing of the proposed Merger; other risks related to the completion of the proposed Merger and actions related thereto; there may be a material adverse change of Forestar or the business of Forestar may suffer as a result of uncertainty surrounding the transaction; the transaction may involve unexpected costs, liabilities or delays; legal proceedings may be initiated related to the transaction; changes in federal or state laws or regulation may occur; the cyclical nature of the homebuilding industry and changes in economic, real estate and other conditions; constriction of the credit markets, which could limit D.R. Horton’s and Forestar’s ability to access capital and increase their respective costs of capital; reductions in the availability of mortgage financing provided by government agencies, changes in government financing programs, a decrease in D.R. Horton’s ability to sell mortgage loans on attractive terms or an increase in mortgage interest rates; the risks associated with Forestar’s and D.R. Horton’s land and lot inventory; home warranty and construction defect claims; the effects of a health and safety incident; the effects of negative publicity; supply shortages and other risks of acquiring land, building materials and skilled labor; the impact of an inflationary, deflationary or higher interest rate environment; reductions in the availability of performance bonds; increases in the costs of owning a home; the effects of governmental regulations and environmental matters on our homebuilding operations; the effects of governmental regulations on our financial services operations; our significant debt and our ability to comply with related debt covenants, restrictions and limitations; competitive conditions within the homebuilding and financial services industries; D.R. Horton’s and Forestar’s ability to execute our growth strategies, acquisitions or investments successfully; the effects of the loss of key personnel; and information technology failures and data security breaches.  Additional information about issues that could lead to material changes in performance is contained in D.R. Horton’s and Forestar’s respective annual reports on Form 10-K and their respective most recent quarterly reports on Form 10-Q, all of which are filed with the Securities and Exchange Commission (the “SEC”). There can be no assurance that the merger will be completed, or if it is completed, that it will close within the anticipated time period or that the expected benefits of the merger will be realized.

Additional Information

In connection with the completion of D.R. Horton’s proposed transaction with Forestar, Forestar will file a registration statement with the SEC on Form S-4 that will include a proxy statement/prospectus to be distributed to Forestar stockholders.  Forestar will mail the proxy statement/prospectus and a proxy card to each stockholder entitled to vote at the special meeting relating to the proposed Merger. SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION.  The registration statement, proxy statement/prospectus and other relevant documents will be available at no cost at the SEC’s website at http://www.sec.gov.  Investors may also obtain Forestar’s SEC filings in connection with the transaction, free of charge, from Forestar’s Web site (www.forestargroup.com) under the link “Investor Relations” and then under the link “Financial and SEC Reporting” and then under the tab “SEC Filings,” or by directing a request to Forestar, Charles D. Jehl, Chief Financial Officer.

D.R. Horton, Forestar and their respective directors and certain of their executive officers may be deemed to be participants in any solicitation in connection with the proposed Merger.  Information regarding D.R. Horton’s directors and executive officers is available in D.R. Horton’s proxy statement for the 2017 Annual Meeting of Stockholders, filed with the SEC on December 9, 2016.  Information regarding Forestar’s directors and executive officers is available in Forestar’s proxy statement for the 2017 Annual Meeting of Stockholders, filed with the SEC on March 28, 2017. These documents can be obtained free of charge from the sources indicated above. Other information regarding D.R. Horton and Forestar participants in any proxy solicitation in connection with the proposed transaction and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC.

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

CONTACTS

D.R. Horton

Investor Relations Contact: Jessica Hansen, Vice President of Investor Relations — (817) 390-8195 jlhansen@drhorton.com

Media Contacts: Sard Verbinnen & Co — Liz Zale (212) 687-8080 lzale@sardverb.com; Kelly Kimberly (832) 680-5120 kkimberly@sardverb.com

Forestar Group

Investor Relations Contact: Charles D. Jehl, Chief Financial Officer — (512) 433-5229 chuckjehl@forestargroup.com

Media Contacts: Kekst and Company — Jeremy Fielding (212) 521-4858 jeremy.fielding@kekst.com; Molly Morse (212) 521-4826 molly.morse@kekst.com